Exhibit 99.1

Certification of Periodic Report

I, Joseph A. Sasenick, Chairman and Chief Executive Officer of Alcide Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)           the Quarterly Report on Form 10-Q for the Company for the fiscal quarter ended February 28, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (12 U.S.C. 78m or 78o(d)); and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 13, 2003

/s/ Joseph A. Sasenick
Joseph A. Sasenick
Chairman and Chief Executive Officer, Alcide Corporation

A signed original of the written statement required by Section 906 has been provided Alcide Corporation and will be retained by Alcide Corporation and furnished to the Securities and Exchange Commission or its staff upon request.